STANDBY OR PERFORMANCE LETTER OF CREDIT
                                                       APPLICATION AND AGREEMENT


         This Agreement consists of three parts. The first part is an Application for a Standby or Performance Letter of Credit in which the Applicant(s) sets forth the terms of the Letter of Credit that it (they) has
(have) asked us to issue. The second part, which will apply in the event we issue the Letter of Credit, sets forth the Terms and Conditions that govern the relationship between the Applicant(s) and us. Among other things, it covers the obligation of the Applicant(s) to reimburse us, to provide security for their obligations, and that upon the occurrence of certain events the Applicant(s) will deliver additional security for its (their) obligations and defines the rights of, and remedies available to, us under various circumstances. The third part is an Authorization of the Account Party, if the Account Party is not also the Order Party, under which the Account Party agrees to be bound by this Agreement.

Part I:  Application for Standby or Performance Letter of Credit

TO:      THE CHASE MANHATTAN BANK
         Letter of Credit Division
         55 Water Street
         17th Floor
         New York, New York   10041
         ("Issuer")


The undersigned hereby request(s) that you issue your irrevocable letter of credit by:

|_| Airmail  |_| Teletransmission (Specify means___________) |X| Courier Service
                (If none specified, issuer may choose)

IN FAVOR OF:                 TO BE ADVISED THROUGH:            |_|  CHECK BOX IF
                                                               ALSO TO BE
                                                               CONFIRMED BY
                                                               ADVISING BANK

National Union Fire Ins. Co. of Pittsburgh, PA
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99 John Street - 10th Floor
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New York, NY 10270
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         ("Beneficiary")

By order of  Rent a Wreck of America, Inc.
           ---------------------------------------------------------------------
                    ("Order Part")

Consolidated American Rental Insurance Co., Ltd.
         ("Account Party")

Up to an aggregate amount of     $800.00
                            ----------------------------------------------------
Available by (complete A or B, NOT both):

         A. |_| Drafts at sight on the Issuer payable at the Issuer's counters accompanied by:




         B.  |_|  Tested Telex Demand to the Issuer stating:




         EXPIRATION DATE:

         Drafts and documents must be dated and presented to, or Tested Telex Demand received by, the Issuer not later than May 31, 1998, provided, however, that the Letter of Credit will automatically extend without any amendment for one year from the expiration date or any future expiration date until May 31, 2002, unless at least sixty (60) days prior to such expiration date the Bank notifies the Beneficiary and Applicant that the Letter of Credit will not be renewed for any such additional period.

|_| Credit to contain "Evergreen" clause with no less than 60 days' notice of non-renewal to the Beneficiary.

|_|      Partial drawings prohibited

         Unless otherwise stated herein, the negotiating/paying bank (if any) is authorized to send all documents to you in one airmail or courier service, if available.

|_| Special Instructions: Specify below. If additional space is needed, include additional sheets. These sheets form an integral part of this Application.

Part II:  Terms and Conditions.

In consideration of the issuance by the Bank of the Credit as requested in the Application, the Applicant hereby agrees with the Bank as follows:

1. Definitions. The following terms shall have the meanings set forth below:

         (1) "Applicant" means each party signing the Application, whether as Order Party or as Account Party.

         (2) "Agreement" means the Application, the Terms and Conditions and the Authorization.

         (3) "Application" means Part I of this Agreement and shall also include all subsequent written and oral requests by the Applicant for amendments to the Credit.

         (4) "Bank" means the Issuer of the Credit as indicated in Part I.

         (5) "Credit" means the letter of credit issued by the Bank by order of the Applicant pursuant to the Application, as such Credit may be amended from time to time.

         (6) "Instrument" means any draft, receipt, acceptance, teletransmission (including but not limited to telex or cable) or other written demand for payment under the Credit.

         (7) "Third Party" means any person or entity other than the Applicant liable for the obligations of the Applicant under this Agreement.

         (8) "Uniform Customs and Practice" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any subsequent revision thereof adhered to by the Bank on the date the Credit is issued.

2. Reimbursement Obligation.

         A. Payment. The Applicant will pay the Bank, on demand, at the Bank's principal office, in immediately available funds, the amount required to pay each Instrument or other amount paid or to be paid under the Credit upon documents presented in substantial compliance with the terms of the Credit. Such payment shall be made with interest from the date of the Bank's payment of such Instrument or other amount paid by the Bank to the date of reimbursement. Such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto. The Applicant's payment obligations under this paragraph 2A are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this paragraph under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Credit or this Agreement, or any term or provision therein or herein or in any Instrument or other document relating hereto or thereto,
(ii) any inaccuracy or misstatement or omission in any Instrument or other document presented under any Credit, (iii) payment under any Credit, letter of indemnity or release order against presentation of an Instrument or other document that does not comply in any manner with the terms of such Credit, letter of indemnity or release order, (iv) the failure of any Instrument or other document presented under a Credit to bear any reference to the appropriate Credit, or inadequate reference in any Instrument to the related Credit, or failure of any document (other than documents expressly required to be presented under such Credit) to accompany any Instrument at negotiation, or failure of any person to note the amount of any Instrument or draw under a Credit on the reviser of such Credit, or to surrender or take up a Credit or to forward documents apart from Instruments as required by the terms of a Credit, (v) the Bank of any of its affiliates being the beneficiary of the Credit, (vi) honor of a presentation or other demand without regard to any nondocumentary condition(s) in the Credit; (vii) honor of a presentation or other demand up to the amount available under the Credit against a draft or other documents claiming amounts, in excess of the amount available; (viii) the occurrence of any of the events, circumstances or conduct set forth in paragraph 7, or (ix) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Applicant's obligations hereunder; provided, that nothing in this paragraph 2A shall excuse the Bank from liability to the Applicant to the extent of any direct damages suffered by the Applicant (as opposed to special, consequential or punitive damages or claims therefor) caused by the Bank's failure to exercise care (as defined in paragraph 7 when determining whether instruments and other documents presented under a Credit comply with the terms thereof.

         B. Authorization to Charge Accounts. The Applicant expressly authorizes the Bank (but the Bank shall not be required), without demand for payment or notice to the Applicant, which are hereby expressly waived, to charge, debit and/or set off against the demand deposit account referred to at the end of this Agreement and any other accounts(s) maintained by the Applicant with any office of the Bank or any subsidiary or any affiliate of the Bank (now or in the future, whether general or special, time or demand, matured or unmatured) and to apply immediately, any balance of deposits and any sums credited by or due or payable from the Bank to the Applicant in such account or accounts, to the payment of any and all of Applicant's obligations and liabilities to the Bank hereunder, including without limitation, obligations and liabilities under Paragraphs 2A and C and Paragraphs 3 and 8 hereunder, all without prejudice to the rights of the Bank against the Applicant with respect to any and all amounts which may be or remain unpaid.

         C. Foreign Currency Obligations. If the Instrument is in foreign currency, the Applicant's payment shall be in United States currency at the Bank's then current selling rate for cable transfers to the place of payment of the Instrument on the date of such payment or of the Bank's settlement of its obligation, as the Bank may require. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in New York for effecting such transfers, the Applicant will pay the Bank on demand an amount in United States currency equivalent to the Bank's actual cost of settlement of its obligation however or whenever the Bank shall make such settlement, with interest from the date of settlement to the date of payment by the Applicant. The Applicant will comply with all governmental exchange regulations now or hereafter applicable to the Credit or Instrument or payments related thereto and will pay the Bank, on demand, in United States currency, such amount as the Bank may have been required to expend on account of such regulations.

3. Payment of Commissions, Expenses, Counsel Fees, Interest, Additional Costs and Facility Fees.

         A. Commissions, Etc. The Applicant will pay the Bank, on demand, at its principal office at 270 Park Avenue, New York, New York 10017, the Bank's commission and all charges, costs and expenses paid or incurred by the Bank in connection with the Credit, including fees and charges of counsel, and costs allocated by the Bank's internal legal department in connection with the preparation, performance or enforcement of this Agreement or the Credit.

Commissions payable hereunder shall be at the rate customarily charged by the Bank at the time in like circumstances.

         B. Interest. The Applicant agrees to pay interest on any amounts due under this Agreement which are not paid when due at 3% plus that rate of interest from time to time announced by the Bank at its principal office, as its prime commercial lending rate, which rate shall not exceed the maximum rate permissible under applicable law.

         C. Additional Costs. The Applicant shall also pay to the Bank on demand such amounts as the Bank in its sole discretion determines are necessary to compensate it for any cost attributable to its issuing or having the Credit outstanding. Such costs shall include any cost resulting from the application of any law or regulation to the Bank regarding any reserve, assessment, capital adequacy or similar requirement relating to letters of credit or the reimbursement agreements with respect thereto or to similar liabilities or assets of the Bank, whether existing at the time of issuance of the Credit or adopted thereafter. In the case of sale of a participation permitted by paragraph 15 hereof, all amounts payable by the Applicant under this paragraph, shall be determined as if the Bank had not sold such participation. The Applicant acknowledges that there may be various methods of allocating costs to the Credit and agrees that the Bank's allocation for purposes of determining the costs referred to above (including the cost of maintaining capital required in connection with the Credit) shall be conclusive and binding upon the Applicant, provided such allocation is made in good faith. The Applicant also agrees to pay all withholding, stamp and other taxes or duties imposed by any taxing authority on payments under the Credit and this Agreement and to indemnify the Bank against all liabilities, costs, claims, and expenses resulting from any omission to pay or delay in paying any such duty or tax.

         D. Facility Fee. A non-refundable facility fee of 1% per annum, payable in advance of the stated amount of the Credit.

4. Successors; Bank's Honoring. The Bank may honor, as complying with the terms of the Credit and of the Application, any drawing by, or Instrument or other document signed or issued by, a person (or a transferee of such person) purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, other legal representative or successor by operation of law of the party authorized under the Credit to draw under the Credit or to sign or issue such Instruments or other documents; provided, that any such drawing, Instrument or other document is otherwise in substantial compliance with the Credit.

5. Amendment, Change, Modification, No Waiver. No amendment, change, modification or waiver to which the Bank has consented shall be deemed to mean that the Bank will consent or has consented to any other or subsequent request to amend, change, modify or waive a term of the Credit. The Bank shall not be deemed to have amended, changed or modified any term hereof or to have waived any of its rights hereunder, unless the Bank or its unauthorized agent shall have consented to such amendment, change or modification in writing or signed such waiver.

6. U.C.P.; Agreements and Acknowledgments.

         A. The Uniform Customs and Practice. The Uniform Customs and Practice shall be binding on the Applicant and the Bank except to the extent it is otherwise expressly agreed.

         B. Other Agreements and Acknowledgments.

            It is also agreed that:

            (1)   user(s) of the Credit shall not be deemed agents of the Bank;

            (2) none of the Bank, its affiliates, subsidiaries or its correspondents shall be responsible for, and the obligation of the Applicant to pay the Bank under Section 2 hereof shall not be affect by, (i) any act, error, neglect, default, omission, insolvency or failure in business of any of its correspondents or (ii) the form, validity, accuracy, sufficiency, legal effect or genuineness of any instrument or other document presented under the Credit;

            (3) any action, inaction or omission on the part of the Bank or any of its affiliates, subsidiaries or correspondents, under or in connection with the Credit or the related instruments, documents or property, if in good faith, shall be binding upon the Applicant and shall not place the Bank or any such affiliate, subsidiary or correspondent under any liability to the Applicant or affect in any way whatsoever the Applicant's obligation to pay the Bank under Section 2 hereof and in no event shall the Bank or any such affiliate, subsidiary or correspondent be liable for any special or consequential damages;

            (4) the Applicant will promptly examine: (i) the copy of the Credit (and of any amendments thereof) sent to it by the Bank; and (ii) all instruments and documents delivered to it from time to time, and, in the event of any claim of noncompliance with Applicant's instructions or other irregularity, the Applicant will immediately notify the Bank thereof in writing, the Applicant being conclusively deemed to have waived any such claim against the Bank and any of its affiliates, subsidiaries and correspondents unless notice is given as aforesaid;

            (5) if the Credit states any condition (whether for information or otherwise) without specifying the document to be presented to determine compliance therewith, the Bank may (but shall not be obligated to) treat such condition as not stated and disregard it for purposes of determining compliance with the terms of the Credit; and

            (6) the Bank shall have no obligation to notify the Applicant of discrepancies in any Instruments or other documents presented under the Credit and any such notification or request for a waiver of such discrepancies shall not constitute a waiver of such discrepancies by the Bank nor any agreement to notify or seek a waiver of any future discrepancies.

7. Instructions; No Liability. Instructions whether given orally (in person or by telephone), in writing (by teletransmission or other means) or by electronic means may be honored by the Bank when received from anyone purporting to be authorized to give such instructions for the Applicant. Each oral instruction shall be confirmed in writing by the person giving such instruction, or other authorized officer, but the Bank's responsibility with respect to any instruction shall not be affected by its failure to receive, or the content of, such confirmation. The Bank shall have no responsibility to notify Applicant of any discrepancies between Applicant's oral instructions and its written confirmation, and in the event of any such discrepancy, the oral instructions shall govern. The Bank shall be fully protected in, and shall incur no liability to the Applicant for, acting upon any oral, written or electronic instructions which the Bank in good faith believes to have been given by any authorized person, and in no event shall the Bank be liable for special, indirect or consequential damages. The Bank may, at its option, use any means of verifying any instructions received by it. The Bank also may, at its option, refuse to act on any instruction or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal. The parties hereto further agree that in the absence of gross negligence or willful misconduct on the part of the Bank (as finally determined by arbitration pursuant to paragraph 14, the Bank shall be deemed to have acted with care when determining whether Instruments and other documents presented under a Credit comply with the terms thereof. Further, neither the Bank nor any of its affiliates, subsidiaries or correspondents shall be deemed to have acted with gross negligence or willful misconduct or to have any liability or responsibility under any circumstances by reason of or in connection with:

            (i)   any of the  circumstances  referred to in paragraph  2A. (i) -
                  (vii);

            (ii) errors, omissions, interruptions or delays in transmission or in delivery of any message by mail, telex, cable, telegraph, wireless or other teletransmission or computer transmission or oral instructions, whether or not they may be in cipher; or, in the case of a Computerized Request, any machine or computer breakdown or malfunction, interruption or malfunction of communication facilities or for any other similar or dissimilar cause beyond its reasonable control;

            (iii) any act, error,  neglect or default,  omission,  insolvency or failure in business of any of its correspondents or any Third Party;

            (iv) the form, validity, accuracy, sufficiency, legal effect or genuineness of any Instrument or other document presented under a Credit;

            (v)   any error in interpretation of technical terms;

            (vi) failure to notify Applicant of beneficiary's request for an amendment, termination, transfer of drawing rights or assignment of proceeds, of a presentation, of a discrepancy in documents, of the facilitation of a cure or of dishonor or honor or any other action or inaction toward the beneficiary of a nominated bank (except for failure to notify Applicant of the disposition of the documents after honor);

            (vii) any  action,  inaction  or omission on the part of the Bank or any of its affiliates, subsidiaries or correspondents, required or permitted under the Uniform Commercial Code, the Uniform Customs and Practice, the United Nations Convention on Independent Guarantees and Standby Letters of Credit or the International Standby Practices 1997 as chosen in or as in effect where and when the Credit is issued;

            (viii)shipment(s)  under such Credit  exceeding the quantity  called for under such Credit;

            (ix) any drawing by, or Instrument or other document otherwise in order signed or issued by, a person (or a transferee of such person) purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor by operation of law of the party authorized under such Credit to draw or issue such Instrument or other document;

            (x) any consequence arising from causes beyond the control of the Bank; or

            (xi) the Bank accepting and/or making payment upon Instruments or other documents which appear on their face to be in substantial compliance with the terms of a Credit without undertaking any further investigation, regardless of any notice or information to the contrary, or the Bank refusing to accept and/or make payment upon such Instruments or documents if such Instruments or documents are not in strict compliance with the terms of such Credit.

8. Indemnification. The Applicant agrees to indemnify and hold harmless the Bank, each affiliate and subsidiary of the Bank, and the correspondents of any of them, against any and all claims, losses, liabilities, damages, costs, penalties and fines, including reasonable counsel fees and allocated costs of internal counsel, howsoever arising from or in connection with the Credit, including, without limitation, any such claim, liability, damage, cost liability or fine arising out of any transfer, sale, delivery, surrender or endorsement of any document at any time(s) held by the Bank or any of its affiliates or subsidiaries, or held for the account of any of them by any correspondent of any of them, or arising out of any action, suit or proceeding for injunctive or other judicial or administrative relief or any other judicial or governmental order and affecting, directly or indirectly, the Bank or such affiliate, subsidiary or correspondent.

9. Licenses. The Applicant will procure promptly any necessary import, export or other licenses in connection with the Credit and any property shipped thereunder, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof and will furnish the Bank on its demand, with evidence thereof.

10. Pledge and Assignment of Security.

         A. Pledge and Grant of Security Interests. As security for the payment or performance of (i) any and all of the Applicant's obligations and/or liabilities to the Bank under this Agreement (including the contingent obligation under paragraph 11 to pay or deliver to the Bank the maximum amount available under the Credit whether or not a drawing, claim or demand for payment has been made under the Credit) and (ii) all other obligations and/or liabilities of the Applicant to the Bank, absolute or contingent, due or to become due, or which are now or may at any time(s) hereafter be owing by the Applicant to the Bank, the Applicant hereby:

         (1) pledges and/or grants to the Bank a continuing lien upon and assignment of all right, title and interest of the Applicant in and to the balance of every deposit account, now or at any time hereafter existing, of the Applicant with any office of the Bank or any affiliate or subsidiary thereof, wherever located, and any other claims of the Applicant against any office of the Bank or any affiliate or subsidiary thereof, and in and to all money, instruments, securities, documents, chattel paper, demands, precious metals, funds, and all claims and demands and rights and interest therein of the Applicant, and in and to all evidences thereof, which have been or at any time shall be delivered to or otherwise come into the possession, custody or control of any office of the Bank or any affiliate or subsidiary thereof, or into the possession, custody or control of any affiliate, agent or correspondent of any such entity for any purpose, whether or not for the express purpose of being used by any such entity as collateral, security or for safekeeping and the Bank shall be deemed to have possession, custody or control of all such property actually in transit to, or set apart for, it or any of its affiliates or subsidiaries (or any of their agents, property actually in transit to, or set apart for, it or any of its affiliates or subsidiaries (or any of their agents, correspondents or others acting in their behalf), it being understood that the receipt at any time by such entities (or any of their agents, correspondents, or others acting in their behalf), of other security of whatever nature, including cash, shall not be deemed a waiver of any of the Bank's rights or powers hereunder. The Applicant agrees that such affiliates or subsidiaries shall be agent(s) of the Bank for the purpose of perfecting a security interest in any such deposit accounts or other property; and

         (2) pledges and/or grants to the Bank a security interest in any and all property the Applicant holds as security for the obligations of any party related to the Credit, and further, subordinates its right to payment from such property and the proceeds thereof to the rights of the Bank, until the Bank is paid in full, and agrees that it will hold in trust for and promptly deliver to the Bank any payment received from such property or proceeds.

         B. Additional Rights of the Bank. The Bank is authorized to take any action necessary to protect its rights in the security provided hereunder (whether or not a drawing, claim or demand for payment has been made under the Credit) including but not limited to segregating all or any part of the balance of any deposit account referred to in paragraph 10(A) or other security to be applied to the Applicant's obligations to the Bank as provided in paragraph 11.

11. Events of Default; Obligations; Remedies. Upon the occurrence of any of the events described in this paragraph 11 (whether or not a drawing, claim or demand for payment has been made under the Credit) the Applicant agrees that (A) any and all obligations and liabilities of the Applicant to the Bank, matured or unmatured, absolute or contingent, whether now existing or hereafter incurred (including the obligations hereunder), shall be due and payable forthwith without notice or demand and (B) the Bank may (i) charge, debit and/or setoff against any account of the Applicant maintained at any office of the Bank or at any subsidiary or affiliate of the Bank (now or in the future, whether general or special, time or demand, matured or unmatured) for the maximum amount available under the Credit and also for any and all other obligations and liabilities of the Applicant (and for those of each of its subsidiaries and affiliates) to the Bank hereunder or otherwise, matured or unmatured, absolute or contingent, whether now existing or hereafter incurred, (ii) demand that the Applicant, and the Applicant shall upon such demand, deliver, transfer or assign to the Bank cash or other property of a value and character satisfactory to the Bank (together with executed financing statements in such form as the Bank may reasonably require) as security for all such obligations and liabilities and/or
(iii) liquidate any or all of the property pledged, assigned and/or in which the Bank has been granted a security interest, and in each case, the Bank shall hold such amounts, proceeds and collateral as security for (or at the Bank's option, make payment in satisfaction of) the Applicant's (and such subsidiaries' and affiliates') obligations and liabilities, matured or unmatured, absolute or contingent, whether now existing or hereafter incurred, hereunder or otherwise to the Bank;

         (1) if there shall occur any material adverse change in the condition (financial or otherwise), business, operations or prospects of the Applicant or any Third Party;

         (2) if any statement made, or any information or report furnished to, the Bank in connection with this Agreement contained any misstatement of a material fact or omitted to state a material fact or any fact necessary to make any statement contained therein not materially misleading;

         (3) the death or dissolution of the Applicant or any Third Party;

         (4) if any obligation and/or liability of the Applicant or any Third Party shall not be paid or performed when due, or any default or event of default (as such is defined under any agreement for the payment of money to which the Applicant or a Third Party is a party) remains uncured after the cure period provided in the related agreement has elapsed; or

         (5) if the Applicant or a Third Party shall become insolvent (however such insolvency may be evidenced or defined) or generally not be able to pay its debts as they become due, or make a general assignment for the benefit of creditors, or if the Applicant or a Third Party shall suspend the transaction of its usual business or be expelled or suspended from any exchange, or if an application is made by any judgment creditor of the Applicant or a Third Party for an order directing the Bank to pay over money or to deliver other property, or if a petition in bankruptcy shall be filed by or against the Applicant or a Third Party, or if a petition shall be filed by or against the Applicant or any proceeding shall be instituted by or against the Applicant or a Third Party for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors, readjustment or indebtedness, reorganization, composition or extensions, or if any governmental authority, or any court at the instance of any governmental authority, shall take possession of any substantial part of the property of the Applicant or a Third Party or shall assume control over the affairs or operations of the Applicant or a Third Party, or if a receiver or custodian shall be appointed of, or a writ or order of attachment or garnishment shall be issued or made against, any of the property or assets of the Applicant or a Third Party or the Applicant or a Third Party shall represent that any of the foregoing has occurred or will occur;

         (6) if a temporary restraining order, injunction (preliminary or permanent) or any similar order is issued in connection with the Credit or any instrument or document relating thereto which order may apply, directly or indirectly, to the Bank; or

         (7) the Bank shall in good faith deem itself insecure at any time.

         (8) failure to furnish to the Bank within the time periods specified or as otherwise required by the Bank;

             (i) Borrower's 10K Report filed with the Securities and Exchange Commission ("SEC") within one hundred and twenty (120) days of fiscal year end,

             (ii) Borrower's  10Q Report  filed  with the SEC within  sixty (60)
                  days of each quarter's end, and

             (iii)quarterly  schedules of all accounts  receivable  and accounts payable of the Borrower and its wholly owned subsidiaries showing separately those which are more than thirty (30) days, sixty (60) days and ninety (90) days old, by the 10th business day of the quarter then ended;

         (9) if the Consolidated Tangible Net Worth is less than $1,300,000 at any fiscal year end.

                  ("Consolidated  Tangible Net Worth" is defined, at any date as
                  (1) the aggregate amount at which all assets of the Borrower and its subsidiaries would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets", less (2) the aggregate amount of all indebtedness, liabilities (including tax and other proper accruals) and reserves of the Borrower and its subsidiaries, excluding approved subordinated debt).

         (10) if the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth plus approved Subordinated Debt exceeds 1:1 at any fiscal year end.

                  ("Consolidated Total Unsubordinated Liabilities" is defined as all items which, in accordance with generally accepted accounting principles applied on a consistent basis, would properly be included on the liability side of the balance sheet (other than approved subordinated debt, capital stock, capital surplus and retained earning), as of the date on which the amount of Consolidated Total Unsubordinated Liabilities is to be determined, of the Borrower and its Subsidiaries computed and combined in accordance with generally accepted accounting principles applied on a consistent basis.)

         (11) if the ratio of consolidated net cash flow (earnings before interest expense, taxes, depreciation, amortization) to debt service coverage (all payments of principal, interest on loans and capital lease payments, dividends on preferred stock and dividends on common stock exceeding debt service coverage) falls below 2.25:1 for any fiscal year end.

12. Continuing Rights and Obligations. The Bank's rights and liens hereunder shall continue unimpaired, and the Applicant shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release and/or substitution of any property which may be held as security hereunder at any time, or of any rights or interest therein or the release of any Third Party. The Applicant waives any defense whatsoever which might constitute a defense available to, or discharge of, a surety or a guarantor. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the Bank shall impair the Bank's rights or liens hereunder.

13. Partnership Applicants; Multiple Applicants, Etc. If the Applicant is a partnership, its obligation hereunder shall continue in force, and apply, notwithstanding any change in the membership of such partnership, however arising, or the release of any partner from liability. If more than one entity and/or person signs this Agreement whether as Order Party or Account Party, (i) each of them shall be jointly and severally liable hereunder and all the terms and provisions regarding liabilities, obligations and property of such entities and/or persons shall apply to any liabilities, obligations and property of any and all of them and (ii) each of them hereby agrees that, without notice to or further consent by the other, the liability of any Applicant hereunder may from time to time, in whole or in part, be renewed, extended, modified, released or reduced by the Bank without affecting or releasing in any way the liability of the other Applicant.

14. Arbitration; Jurisdiction and Venue; Service of Process; appointment of Agent; Waiver; Action. (a) Any dispute, controversy or claim arising out of or in relation to (i) this Agreement or any Application or Credit or letter of indemnity issued hereunder or (ii) the breach, dishonor, termination or invalidity thereof, shall be submitted to and finally settled by arbitration administered by the International Center for Letter of Credit Arbitration, Inc. (the "Center") under its Rules of Arbitration (1996) and any subsequent revision thereof adhered to by the Bank (the "Rules"). The Applicant and the Bank shall each appoint one arbitrator from the Center's List of Accredited Arbitrators, and said arbitrators shall appoint the presiding arbitrator. All such arbitrations shall be held in the City and State of New York, shall be conducted, recorded and documented in the English language, and shall be subject to and governed by the laws of the State of New York. No arbitration or other proceeding in respect of any matter arising under or in connection with the Credits, the Applications or this Agreement may be brought by the Applicant against the Bank unless commenced, in compliance with the Rules, within one (1) year after (i) the expiration date of the applicable Credit or (ii) the alleged breach shall have purportedly occurred, whichever is earlier.

         (b) The  Applicant  hereby  irrevocably  consents  for  itself  and its
Property, with respect to any legal proceeding for the recognition or enforcement of any award, to the nonexclusive jurisdiction of (i) any court of record located in the City and State of New York and (ii) the United States District Court for the Eastern or Southern District of the State of New York and agrees that (1) each such court shall be a proper forum for any such action or suit and (2) a final judgment in any such action or suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided in law. Service of process in any such action or suit may be made upon the Applicant by mailing a copy of the summons to the Applicant either at the address set forth below or at the Applicant's last address appearing in the Bank's records. In addition, if the Applicant is organized or incorporated in a jurisdiction outside the United States of America, the Applicant designates the Consul General or equivalent official of the country of incorporation of the Applicant as the true and lawful agent and attorney-in-fact of the Applicant for receipt of summons, writs and notices in connection with any such action or suit.

         (c) The Applicant hereby waives:

         (i) the right to interpose any claim, setoff, or counterclaim, or any nature or description whatsoever and any defense based upon the statute of limitations, laches, waiver, estoppel or setoff, howsoever described;

         (ii) any immunity it or its Property may now or hereafter have from suit, jurisdiction, attachment (whether prior to judgment or in aid of execution), execution or other legal process;

         (iii) any claim against the Bank for consequential, punitive, or special damages; and

         (iv) notice of acceptance of this Agreement.

15. Assignment and Applicable Law. This Agreement may not be assigned by the Applicant without the prior written consent of the Bank. The Bank may assign or sell participations in all or any part of the Credit or this Agreement to another entity and the Bank may disseminate credit information relating to the Applicant in connection with any proposed participation. This Agreement and all rights, obligations and liabilities arising hereunder shall be binding upon and inure to the benefit of the Bank and the Applicant and their respective successors and permitted assigns and shall be governed by, and construed in accordance with, the internal laws of the jurisdiction in which the branch of the Bank to which this Agreement is addressed is located, without reference to that jurisdiction's principles of conflicts of law, and to the extent that there is any conflict between such laws and the Uniform Customs and Practice, the Uniform Customs and Practice shall control.

                                    Demand Deposit A/C #________________________

                                    THE TERMS  AND  CONDITIONS  SET FORTH  ABOVE
                                    HAVE BEEN READ AND ARE HEREBY  ACCEPTED  AND
                                    MADE  APPLICABLE  TO THIS  AGREEMENT AND THE
                                    CREDIT.

WE WARRANT THAT NO SHIPMENT OR PAYMENT
TO BE MADE IN CONNECTION WITH THIS
AGREEMENT IS IN VIOLATION OF UNITED            Rent-A-Wreck of America, Inc.
STATES TRADE, CURRENCY CONTROL OR OTHER        (Order Party)
REGULATIONS. WE FURTHER WARRANT THAT THE
AGREEMENT BELOW HAS BEEN DULY AND
VALIDLY EXECUTED BY OR ON BEHALF OF THE        11460 Conridge Drive, #120
ACCOUNT PARTY.                                 Owings Mills, Maryland   21117
                                               (Address)

                                               /s/Kenneth L. Blum, Jr. President
                                               ---------------------------------
                                               (Authorized Signature)   (Title)

                                                  3 Jun. 1997
                                               ---------------------------------
                                               (Date)

--------------------------------------------------------------------------------
(The  following  is to be  executed  if the Order  Party is not also the Account
Party)


Part III.

                 AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY
                             NAMED AS ACCOUNT PARTY


To:      ISSUER

We join in the request to you to issue the Credit, naming us as Account Party and, in consideration thereof, we irrevocably agree (i) that the above Applicant (the Order Party) has sole right to give instructions and make agreements with respect to the Application, the Credit and the disposition of documents and we have no right or claim against you or your correspondent in respect of any matter arising in connection with any of the foregoing, and (ii) to be bound by all the terms of this Agreement. The Order Party is authorized to assign or transfer to you all or any part of any security held by the Order Party for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you will be vested with all powers and rights in respect of the security transferred or assigned to you and you may enforce your rights under this Agreement against us or our property in accordance with the terms of this Agreement.


                                        ------------------------------
                                                    (Name)

                                        ------------------------------
                                                   (Address)

                                        ------------------------------
                                        (Authorized Signature)  Title)

                                        ------------------------------
                                                    (Date)


--------------------------------------------------------------------------------
FOR BANK USE ONLY

L.C.#                               Collateral Type #

Comp. Cus. #                        Comm.

L.C.O.#                             Approval